Exhibit 10.16

BRILLIAN CORPORATION
RESTRICTED STOCK UNIT AGREEMENT

     THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) is made as of February 28, 2005, by and between Brillian Corporation, a Delaware corporation (the “Company”), and Wayne A. Pratt (the “Participant”).

     WHEREAS, the Company maintains the 2003 Incentive Compensation Plan (the “Plan”) which authorizes grants of Restricted Stock Units; and

     WHEREAS, the Company wishes to make a grant of Restricted Stock Units to the Participant as a means of rewarding and retaining the Participant.

     NOW, THEREFORE, the Company and the Participant hereby agree as follows:

     1. Grant Pursuant to Plan. This Restricted Stock Unit Award is granted pursuant to the Plan, which is incorporated herein for all purposes. The Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions of this Agreement and of the Plan. Unless otherwise provided herein, terms used in this Agreement that are defined in the Plan and not defined herein shall have the meanings attributable thereto in the Plan.

     2. Restricted Stock Unit Award. The Committee hereby grants to the Participant the following Restricted Stock Units, as of the “Grant Date” specified below:

Grant Date	Restricted Stock Units
February 28, 2005	30,000

     3. Vesting and Forfeiture of Restricted Stock Units.

          (a) Vesting. The Participant shall become vested in the Restricted Stock Units based upon the attainment of certain agreed-upon cash flow objectives.

          (b) Forfeiture. The Participant shall forfeit the unvested portion, if any, of the Restricted Stock Units in the event that the Participant’s Continuous Service is terminated for any reason except death or permanent disability.

          (c) Acceleration of Vesting upon Death or Permanent Disability. In the event that the Participant’s Continuous Service is terminated by reason of the Participant’s death or permanent disability prior to the date on which the Participant’s Restricted Stock Units are fully vested, the Participant automatically shall become 100% vested in the Restricted Stock Units as of the date of the Participant’s death or permanent disability.

          (d) Acceleration of Vesting upon a Change in Control. In the event of a Change in Control prior to the date on which the Participant is fully vested in the Restricted Stock Units, the Participant automatically shall become 100% vested in the Restricted Stock Units as of the date of the Change in Control.

     4. Settlement of Restricted Stock Unit Award.

          (a) Delivery of Stock. The Company shall deliver 100% of the Stock corresponding to the vested Restricted Stock Units that are the subject of this Agreement to the Participant on the earlier of (i) February 28, 2008, or (ii) the date on which Participant’s Continuous Service is terminated (such date hereinafter referred to as the “Delivery Date”).

          (b) Deferral of Delivery. Notwithstanding the foregoing, the Participant may elect, in a writing received by the Committee at least twelve (12) months prior to the Delivery Date, to defer that date until any later date (which such date is at least five years after the original delivery date).

          (c) Acceleration of Delivery upon a Change of Control. In the event of a Change in Control, the full amount of the Stock corresponding to the Participant’s vested Restricted Stock Units shall be distributed to the Participant as soon as administratively practicable following the Change in Control, unless the Board as constituted immediately prior to the Change in Control shall otherwise provide.

     5. Rights with Respect to Stock Represented by Restricted Stock Unit Award.

          (a) No Rights as Stockholder until Delivery. Except as otherwise provided in this Section 5, the Participant shall not have any rights, benefits, or entitlements with respect to any Stock subject to this Agreement unless and until the Stock has been delivered to the Participant. On or after delivery of the Stock, the Participant shall have, with respect to the Stock delivered, all of the rights of an equity interest holder of the Company, including the right to vote the Stock and the right to receive all dividends, if any, as may be declared on the Stock from time to time.

          (b) Adjustments. In the event that the number of shares of Stock of the Company, as a result of a combination of the Stock or any other change or exchange for other securities, by reclassification, reorganization, or otherwise, is increased or decreased or changed into or exchanged for a different number or kind of Stock or other securities of the Company or of another entity, the number of Restricted Stock Units subject to this Agreement shall be appropriately adjusted to reflect that change. If any adjustment shall result in a fractional share, the fraction shall be rounded up to the next whole share.

     6. Tax Withholding. On or before any date of delivery of any Stock, as a condition to the Company’s obligations with respect to the Restricted Stock Units (including, without limitation, any obligation to deliver any Stock hereunder), the Participant shall make arrangements satisfactory to the Company to pay to the Company any federal, state, or local taxes of any kind required to be withheld with respect to its delivery of Stock. If the Participant shall fail to make the tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the Stock.

     7. Amendment, Modification, and Assignment. No provision of this Agreement may be modified, waived, or discharged unless that waiver, modification, or discharge is agreed to in writing and signed by the Participant and the chairman of the Committee. No waiver by either party of any breach by the other party to this Agreement of any condition or provision of this Agreement shall be deemed a waiver of any other conditions or provisions of this Agreement. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. Unless otherwise consented to by the Committee, this Agreement shall not be assigned by the Participant in whole or in part. The rights and obligations created under this Agreement shall be binding on the Participant and the Participant’s heirs and legal representatives and on the successors and assigns of the Company.

     8. Transferability. The Restricted Stock Units granted under this Agreement are not transferable otherwise than by will or under the applicable laws of descent and distribution. In addition, the Restricted Stock Units shall not be assigned, negotiated, pledged, or hypothecated in any way (whether by operation of law or otherwise), and the Restricted Stock Units shall not be subject to execution, attachment, or similar process.

     9. Beneficiary Designation. The Participant shall have the right to designate, on a beneficiary designation form satisfactory to the Committee, which shall be filed with the Company, a beneficiary or beneficiaries to receive any undelivered Stock under this Agreement in the event of the death of the Participant. In the event that the Participant shall not file a beneficiary designation form with the Company, or if none of the designated beneficiaries survive the Participant, then any undelivered Stock under this Agreement shall be paid to the estate of the Participant.

     10. Miscellaneous.

          (a) No Right to Employment or Service. The grant of this Restricted Stock Unit Award shall not confer, or be construed to confer, upon the Participant any right to be employed by or perform services for the Company.

          (b) No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation arrangements, and those arrangements may be either generally applicable or applicable only in specific cases.

          (c) Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or would disqualify this Agreement or the award of Restricted Stock Units under any applicable law, that provision shall be construed or deemed amended to conform to applicable law (or if that provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the Restricted Stock Unit Award, that provision shall be stricken as to that jurisdiction and the remainder of this Agreement and the award shall remain in full force and effect).

          (d) No Trust or Fund Created. Neither this Agreement nor the grant of the Restricted Stock Unit Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and the Participant or any other person. The Restricted Stock Units subject to this Agreement represent only the Company’s unfunded and unsecured promise to issue Stock to the Participant in the future. To the extent that the Participant or any other person acquires a right to receive payments from the Company pursuant to this Agreement, that right shall be no greater than the right of any unsecured general creditor of the Company.

          (e) Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware.

          (f) Interpretation. The Participant accepts this Restricted Stock Unit Award subject to all the terms and provisions of this Agreement and the terms and conditions of the Plan. The undersigned Participant hereby accepts as binding, conclusive, and final all decisions or interpretations of the Committee upon any questions arising under this Agreement.

          (g) Headings. Headings are given to the Paragraphs and Subparagraphs of this Agreement solely as a convenience to facilitate reference. The headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.

     11. Complete Agreement. This Agreement and those agreements and documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter of this Agreement in any way.

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     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

BRILLIAN CORPORATION, a Delaware corporation
By:	/s/ Vincent F. Sollitto, Jr.
Name:	Vincent F. Sollitto, Jr.
Title:	President and Chief Executive Officer

Agreed and Accepted:

By:	/s/ Wayne A. Pratt
Name:	Wayne A. Pratt

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